UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2025

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2025, Creative Realities, Inc. (the “Company”) completed a financing transaction (the “North Run Financing”) in which the Company issued and sold to North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) and NR-SOF I (Co-Invest I), LP (together with the Lead Investor, the “Buyers”) shares of the Company’s newly established Series A Convertible Preferred Stock (the “Preferred Shares”). The closing of the purchase and sale of the Preferred Shares occurred on November 6, 2025. In connection with such closing, and pursuant the Securities Purchase Agreement governing the transaction, the Company increased the size of its Board of Directors (the “Board”) to seven directors and appointed to the Board two designees of the Lead Investor, Thomas B. Ellis and Michael P. Bosco.

Following such appointments, Nasdaq advised the Company that it considers the Lead Investor’s rights to appoint directors representing 20% or more of the Board’s voting power to be a “change of control” under Nasdaq Rule 5635(b). In order to maintain compliance with such rule, Mr. Bosco resigned as a director effective as of November 19, 2025, the Company reduced the size of the Board to six directors, and the Buyers have agreed not to exercise their right to designate a second director for appointment or nomination to the Board unless and until the Company’s shareholders approve the “change of control” as a result of the North Run Financing in accordance with Nasdaq Listing Rule 5635(b) (the “Shareholder Approval”).

The Company currently intends to hold its 2025 annual meeting of shareholders on December 29, 2025, at which it intends to seek the Shareholder Approval. If the proposal for the Shareholder Approval is approved by the Company’s shareholders, the Company has agreed to increase the size of the Board to seven directors and re-appoint Mr. Bosco to the Board promptly following the approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2025

Creative Realities, Inc

By:	/s/ Richard Mills
Richard Mills
Chief Executive Officer